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                                  EXHIBIT 23.0

                    CONSENT OF INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM

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                                                                    EXHIBIT 23.0




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in two registration statements on Form S-8, the First Robinson Financial Corporation Recognition and Retention Plan and the First Robinson Financial Corporation 1998 Stock Option and Incentive Plan, of our report, dated May 27, 2005, relating to the consolidated balance sheet of First Robinson Financial Corporation as of March 31, 2005 and 2004, and related consolidated statements of income, stockholders' equity and cash flows for the years then ended, which reports appear in the March 31, 2005 Annual Report on Form 10-KSB of First Robinson Financial Corporation.


                                                        /S/ BKD, LLP



St. Louis, Missouri
June 27, 2005